UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT AND PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 24, 2016

BLUE EARTH, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

0-54669 (Commission File Number)	98-0531496 (IRS Employer Identification No.)

235 Pine Street, Suite 1100

San Francisco, CA  94104

(Address of principal executive offices)(Zip Code)

(415) 964-4411

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04

Triggering Events That Accelerate or Increase a Direct Financial Obligation on an Obligation under an Off-Balance Sheet Arrangement

I.

Davis/Patalano Arbitration Award

On December 18, 2015, Blue Earth, Inc. (the “Company”) entered into a Settlement Agreement with D. Jason Davis and Joseph Patalano, two former consultants/employees (collectively, the “Claimants”). The Settlement Agreement was entered into as a result of an arbitration award in which the Claimants were awarded damages of $1,270,000, $101,243 for breach of contract, certain declaratory relief upholding the validity of the consulting agreement, and reimbursement of the Claimants’ attorneys’ fees and costs incurred in the arbitration of $341,375. Pursuant to the terms of the Settlement Agreement, the Company agreed to pay $102,734 on the date of the agreement, and $102,734 for each of the next eleven (11) months payable on the fifth day of each month. The Company failed to pay the February 5, 2016 installment. The Settlement Agreement provided for liquidated damages consisting of 3,250,000 shares of the Company’s common stock (the “Escrow Shares”) as payment for all sums owed under the Settlement Agreement and as sole compensation for any damages resulting from the default.  The Settlement Agreement provided for a 10-day grace period and a 10-day Resolution Period, both of which periods have passed, while the parties attempted to resolve the default. Since the Company is without the funds necessary to cure the default, on February 24, 2016 the Company authorized the release of the 3,250,000 Escrow Shares. While the 4,700,000 shares previously received by the Claimants under the Settlement Agreement are subject to a Leak-Out Agreement, there are no limitations on the sale of the Escrow Shares.

II.

TCA Global Credit Master Fund LP (“TCA”)

The Company and all of its wholly-owned subsidiaries entered into a Credit Agreement with TCA, dated as of January 31, 2013, effective February 22, 2013 and last amended on July 6, 2015 (the “Agreement”). Pursuant to the Second Amendment, dated February 24, 2015, TCA loaned the Company $3,000,000, secured by 100% of the capital stock of Maili PV 01 and Sumter Heat and Power LLC, as well as shares of Series D convertible preferred stock in the event of default.

On February 1, 2016, the Company failed to make a payment to TCA of $177,697.58 for interest and principal. In addition, the final investment banking fee of $100,000 was due to TCA on February 24, 2016 which was not paid. On February 25, 2016, TCA declared the Company to be in default of the Agreement. TCA advised the Company that it had ten (10) days from February 25, 2016 to remedy or cure the default. If the Company is unable to cure the default, TCA may declare the outstanding principal balance of $1,029,842.13 under the Note, together with all other obligations due under the Note and loan documents immediately due and payable, together with all accrued and unpaid interest at a default rate of 17% per annum, increased from 12%, plus a late charge equal to 5% of the unpaid amount due and unpaid expenses incurred by TCA in collecting payment.  TCA may then pursue all of its rights and remedies at law or in equity. TCA is also entitled to convert the Monetary Default secured by its Convertible Preferred Stock into common stock at the average closing price of the Company’s common stock for the 10 Business Days immediately preceding a Conversion Notice.

III.

Jackson Investment Group

While no default has been called by Jackson Investment Group LLC (“JIG”), a senior lender of the Company and a principal shareholder, concerning approximately $18 million (subject to increase as described below) of secured indebtedness due February 29, 2016, the Company has defaulted on its interest payment and has been in debt restructuring discussions with JIG.

The Company has been actively seeking project financing which would be used to repay a substantial portion of its indebtedness to JIG.  While the Company believes it will be able to obtain project financing, it will not be able to complete such financing prior to the February 29, 2016 maturity date (the “Maturity Date”) with JIG.  The Company has also been unable to access the equity markets given the deterioration of its market price, as well as general market conditions.  Unless JIG extends the Maturity Date, of which there is no assurance, JIG will be able to foreclose on substantially all of the assets of the Company, other than those pledged to TCA Global Credit Master Fund LP, as described above, and certain other assets.

In such event, the Company intends to seek assistance from JIG to restructure under the Federal bankruptcy laws.

On September 10, 2015, the Company entered into a Note Purchase Agreement (“NPA”) with JIG pursuant to which a 15% senior secured note in the principal amount of $10,600,000 was issued and is due on February 29, 2016.  Interest is due, in cash, on the first day of each month.  The Company failed to make the February 1, 2016 interest payment and cure the default within three (3) Business Days.  Upon this uncured default, interest is now accrued at 21% per annum and JIG has the right to demand payment of the Mandatory Default Amount (as defined) equal to 115% of the principal amount of the Note (or $12,190,000), together with interest, fees, expenses and all other amounts owed under the NPA and all ancillary agreements.

On December 11, 2015, the Company borrowed $7,154,659 from JIG under the NPA, evidenced by a 9% senior secured note also due on February 29, 2016.  This loan was made, in part, to repay an October 23, 2015 note in the amount of $5,154,508 issued by the Company to JIG.  Interest is payable on the Maturity Date in cash or, at the Company’s option, in Common Stock of the Company, at $0.50 per share.  Upon an uncured default, after three (3) business days, all overdue principal and interest shall entail a late fee at an interest rate equal to 18% per annum, and after five (5) days from an Event of Default, the interest rate on the Note shall increase to 18% per annum, or such lesser amount as permitted under applicable law.  The aggregate amount payable upon an Event of Default shall equal the Mandatory Default Amount equal to 118% of the principal amount of the Note (or $8,442,498), plus all accrued and unpaid interest thereon.

An additional $250,000 principal amount was borrowed from JIG on February 11, 2016.  Commencing five (5) days after the occurrence of an Event of Default, the interest rate on this Note would increase from 9% to 18% per annum and the Mandatory Default Amount equal to 118% (or $295,000) of the principal amount of the Note shall be paid , plus all accrued and unpaid interest thereon.

Thus, in the event that the Company defaults on payment of all three Notes after an uncured default, an aggregate of $20,927,498 principal amount of indebtedness, plus interest and expenses, will be due to JIG.

All Obligations (as defined) of any kind and nature owed to JIG are secured by a Pledge and Security Agreement, dated as of March 10, 2015, as amended, pursuant to which, among other things, JIG was granted a pledge of 100% of the Equity Interests of each of the Company’s subsidiaries and a security interest in all assets of the Company and each of its subsidiaries, except for Maili PV 01 (“Maili”) and Sumter Heat & Power LLC (“Sumter”) which had previously been pledged to TCA and certain solar projects previously pledged.  Each subsidiary, other than Maili and Sumter, has also guaranteed payment to JIG under a Guaranty, dated as of March 10, 2015, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2016

By: /s/ G. Robert Powell
Name: G. Robert Powell,
Title: Chief Executive Officer

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